Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                             SAGAMORE HOLDINGS, INC.

         The undersigned, acting as incorporator of SAGAMORE HOLDINGS, INC., under the Florida Business Corporation Act (the "Act"), adopts the following Articles of Incorporation:


                                    ARTICLE I

                                      NAME

         The name of the corporation (the "Corporation") is SAGAMORE HOLDINGS, INC.


                                   ARTICLE II

                                     ADDRESS

         The street address of this Corporation shall be 33 South Wood Avenue, Suite 600, Iselin, NJ 08830.


                                   ARTICLE III

                                    DURATION

         The duration of the corporation shall be perpetual.


                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Corporation shall be to engage in any and all activities permitted by the laws of the State of Florida.


                                    ARTICLE V

                                  CAPITAL STOCK

         The aggregate number of shares which Sagamore Holdings, Inc. (the "Corporation") shall have the authority to issue shall consist of Two Billion (2,000,000,000) shares of common stock having a $0.001 par value (the "Common

Stock") and One Hundred Million (100,000,000) shares of preferred stock having a $0.001 par value (the "Preferred Stock"). The Common Stock and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors of the Corporation (the "Board"). The Board may issue such shares of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.


                                   ARTICLE VI

                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's registered office shall be 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131 and the registered agent for the Corporation at that address shall be Harris Siskind.


                                   ARTICLE VII

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which shall initially be composed of two (2) members. The number of Directors may be increased or decreased from time to time in accordance with the terms of the Act, but shall never be less than one (1). The names and addresses of the initial members of the Board of Directors are as follows:

                                 Joseph Donohue
                         33 South Wood Avenue, Suite 600
                            Iselin, New Jersey 08830

                                 Robert Farrell
                         33 South Wood Avenue, Suite 600
                            Iselin, New Jersey 08830


                                  ARTICLE VIII

                                     BYLAWS

         The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board, except that the Board may not amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board.

                                   ARTICLE IX
                              AMENDMENT TO ARTICLES

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                    ARTICLE X

                                  INCORPORATOR

         The name and street address of the incorporator to these Articles of Incorporation is:

                  Name                          Address

         Harris C. Siskind              Kirkpatrick & Lockhart LLP
                                        Miami Center - Suite 2000
                                        201 South Biscayne Boulevard
                                        Miami, Florida 33131



         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 30th day of August, 2004.


                                                /s/ Harris C. Siskind
                                                Harris C. Siskind
                                                Incorporator

                         CERTIFICATE OF REGISTERED AGENT

                                       OF

                             SAGAMORE HOLDINGS, INC.

         Having been named to accept service of process for SAGAMORE HOLDINGS, INC. at the place designated in the foregoing Articles of Incorporation, Harris
C. Siskind agrees to act in this capacity and is familiar with and accepts the obligations provided in Section 607.0505 of the Act.

DATE:  __________________________



                                        -----------------------------------
                                        Harris C. Siskind, Registered Agent